                                                                     EXHIBIT 4.4




                              The Gillette Company,
                                     Issuer

                                       To

                                 Bank One, N.A.,
                                     Trustee


                                     -------

                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of August 23, 2002

                           Supplementing the Indenture

                           Dated as of April 11, 2002

                                     -------


                                  $500,000,000

       Gillette CoreNotesSM Due Nine Months or More From the Date of Issue









"CoreNotes(SM)"  is a service mark owned by Merrill Lynch & Co., Inc.


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                                TABLE OF CONTENTS

ARTICLE I CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE........................2

   Section 1.01. CONSOLIDATION, MERGER CONVEYANCE, TRANSFER OR LEASE..................2

ARTICLE II MISCELLANEOUS..............................................................2

   Section 2.01. EFFECT ON ORIGINAL INDENTURE.........................................2

   Section 2.02. COUNTERPARTS.........................................................2

   Section 2.03. RECITALS.............................................................2

   Section 2.04. GOVERNING LAW........................................................2

     This Second Supplemental Indenture, dated as of August 23, 2002, between The Gillette Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at Prudential Tower Building, Boston, Massachusetts 02199, and Bank One, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the "Trustee"), having its Corporate Trust Office at 153 West 51st Street, New York, New York, 10019.


                                   WITNESSETH:

     WHEREAS, the Company and the Trustee entered into an Indenture, dated as of April 11, 2002 (the "Original Indenture"), pursuant to which one or more series of debt securities of the Company (the "Securities") may be issued from time to time; and

     WHEREAS, Section 901(5) of the Original Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Securities to add to, change or eliminate any of the provisions of the Original Indenture in respect of one or more series of Securities; and

     WHEREAS, the Company has requested the Trustee to join with it in the execution and delivery of this Second Supplemental Indenture in order to supplement and amend the Original Indenture by amending Section 801(1) thereof for the benefit of the Holders of Gillette CoreNotes(SM) Due Nine Months or More From the Date of Issue and up to U.S.$500,000,000 in aggregate initial offering price (the "Gillette CoreNotes"); and

     WHEREAS, the Company and the Trustee desire to enter into this Second Supplemental Indenture for the purposes set forth in Section 901(5) of the Original Indenture as referred to above; and

     WHEREAS, the Company has furnished the Trustee with a Board Resolution authorizing the execution of this Second Supplemental Indenture; and

     WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company and the Trustee and a valid supplement to the Original Indenture have been done,

     NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the purchase of the Gillette CoreNotes to be issued hereunder by Holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective Holders from time to time of the Gillette CoreNotes, as follows:

                                   ARTICLE I

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 1.01.  CONSOLIDATION, MERGER CONVEYANCE, TRANSFER OR LEASE

     Solely for the benefit of the Gillette CoreNotes, and no other series of Securities, subparagraph (1) of Section 801 of the Original Indenture shall be deemed to be amended to read in its entirety, as follows:

          "(1) in case the Company shall consolidate with or merge into another Person or convey or transfer its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a Person, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;".

                                   ARTICLE II

                                  MISCELLANEOUS

Section 2.01.  EFFECT ON ORIGINAL INDENTURE

     This Second Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this Second Supplemental Indenture, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Second Supplemental Indenture shall together constitute one and the same instrument.

Section 2.02.  COUNTERPARTS

     This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute by one and the same instrument.

Section 2.03.  RECITALS

     The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

Section 2.04.  GOVERNING LAW

     This Second Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York.



                [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date and year first written above.


                                    THE GILLETTE COMPANY



                                    By: /s/ Gian Camuzzi
                                       -----------------------------------------
                                       Name:   Gian Camuzzi
                                       Title:  Vice President and Treasurer
Attest:

/s/ Gail Sullivan
----------------------
Gail Sullivan
                                    BANK ONE, N.A.,
                                    as Trustee

                                    By: /s/ Michael Pinzon
                                       -----------------------------------------
                                       Name:   Michael Pinzon
                                       Title:  Authorized Officer
Attest:

/s/ Ruth Fussell
----------------------
Ruth Fussell

Commonwealth of Massachusetts       )
                                    ) ss:
County of Suffolk                   )

     On the 20th day of August, 2002, before me personally came Gian Camuzzi, to me known, who, being by me duly sworn, did depose and say that he/she is Vice President and Treasurer of The Gillette Company, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he/she signed his name thereto by like authority.



                                       /s/ Arlene A. Ryan
                                       -----------------------------------------
                                       Arlene A. Ryan, Notary Public
                                       My Commission Expires 2/11/2005





State of New York          )
                           ) ss:
County of New York         )

     On the 21st day of August, 2002, before me personally came Michael Pinzon, to me known, who, being by me duly sworn, did depose and say that he/she is an officer of Bank One, N.A., one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he/she signed his name thereto by like authority.



                                     /s/ Mark E. Davis
                                     -------------------------------------------
                                     Mark E. Davis
                                     Notary Public, Sate of New York
                                     Reg. No. 01 DA6 004466
                                     Qualified in New York City
                                     My Commission Expires:  March 23, 2006